                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Amendment No. 2 to Form S-1 of our report dated June 18, 1996, except as to the information presented in Note 11, for which the date is January 16, 1997, on our audits of the consolidated balance sheets of ASI Solutions Incorporated as of March 31, 1996 and 1995, and the consolidated statements of income, stockholders' equity and cash flows for each of the three years ended March 31, 1996. We also consent to the reference to our firm under the caption "Experts."

                                          /s/ Coopers & Lybrand L.L.P.

                                          Coopers & Lybrand L.L.P.

New York, New York

March 21, 1997